                                                                    EXHIBIT 99.3

                                    FORM OF
               UNITED NATIONAL BANCORP FORM OF ELECTION AND GUIDE

     Please refer to the accompanying Proxy Statement/Prospectus for an explanation of the terms of the election. If you tender your shares of United National Bancorp Common Stock ("UNB Shares") to make an election, you will not be able to sell those UNB Shares until after the merger, unless you revoke your election prior to the Election Deadline.

GUIDE TO FORM OF ELECTION (ON NEXT PAGE)

(1) Please print the number of UNB Shares you are tendering herewith.

(2) The Social Security Number or Taxpayer ID Number as listed on your account. Please verify that this is your correct Social Security Number or Taxpayer ID Number. If your Social Security Number or Taxpayer ID Number is incorrect, please print the correct number in the area provided.

CHOOSE ONE OF THE FOLLOWING ELECTIONS (BOX 3, 4 OR 5)

(3) If you mark this box, you are electing stock consideration for all of your UNB Shares tendered herewith, subject to possible proration as described in the accompanying Proxy Statement/Prospectus.

(4) If you mark this box, you are electing cash consideration for all of your UNB Shares tendered herewith, subject to possible proration as described in the accompanying Proxy Statement/Prospectus.

(5) If you mark this box, you are electing a combination of stock consideration and cash consideration, subject to possible proration as described in the accompanying Proxy Statement/Prospectus. Please insert the number of UNB Shares tendered herewith for which you are electing stock consideration, subject to possible proration. Cash consideration, subject to possible proration, will automatically be elected for the remainder of your UNB Shares tendered herewith.

(6) Mark this box and complete Box A on the next page if you are unable to locate any or all of your UNB Share certificates.

(7) Mark this box and complete Box B on the next page if you would like your stock or cash consideration to be issued in another name.

(8) All registered owners, as shown on the Form of Election, must sign the Form of Election. Do not sign UNB Share certificates.

(9) Please give us your daytime and/or evening telephone number in case we need to contact you.

     Complete Substitute Form W-9 (on the back of the Form of Election).


     If you elect to participate in the Election and your UNB Shares are held in certificated form, we must receive a properly completed Form of Election, together with your UNB Share certificate(s) (unless you follow the procedures for guaranteed delivery or use Election of Lost Certificates) and any other required documents at one of the addresses below prior to 5:00 P.M., New York City time, on December 1, 2003.


                               MAILING ADDRESSES


             By Mail:                    By Overnight Courier:                     By Hand:
     (First Class, Registered            (FedEx, Airborne, UPS,       Computershare Trust Company of New
          or Certified)                 DHL, USPS Express Mail)                      York
Computershare Trust Company of New Computershare Trust Company of New           88 Pine Street
                York                              York                        New York, NY 10005
          88 Pine Street                     88 Pine Street
        New York, NY 10005                 New York, NY 10005

     Delivery of the Form of Election to an address other than those set forth above will not constitute a valid delivery to the Exchange Agent.

     If you send certificate(s) representing UNB Shares with the Form of Election by mail, it is recommended that you use registered mail insured for 2% of the market value ($20.00 minimum), return receipt requested.


     For more information, please call (800) 245-7630.


                       TO CHANGE THE NAME ON YOUR ACCOUNT

1.  Tender all UNB Share certificates issued to your account.

2. Provide the exact name, address, and Social Security Number or Taxpayer ID Number of the new owner in Box B on the next page. If you need more room, please list the information on a separate sheet.

3. All registered owners must sign the form on the next page exactly as names currently appear on the Form of Election. Signatures must be Medallion Guaranteed. A Medallion Guarantee may be executed by a commercial or savings bank, trust company, credit union or brokerage firm. A Notary Public seal is not acceptable.

                           Detach Form Before Mailing
--------------------------------------------------------------------------------

                    UNITED NATIONAL BANCORP FORM OF ELECTION
            THIS FORM MUST BE RETURNED WITH YOUR STOCK CERTIFICATES.
                           DO NOT SIGN CERTIFICATES.

(1)  Number of UNB Shares tendered herewith

(2)  Corrected Taxpayer ID No.

You must mark either Box (3), (4) or (5) to participate in the Election.

(3) [ ] Mark this box for Stock Consideration for all of your UNB Shares subject to possible proration.

OR

(4) [ ] Mark this box for Cash Consideration for all of your UNB Shares subject to possible proration.

OR

(5)  [ ] Mark this box for a combination of Stock
         Consideration and Cash Consideration.
         Insert the number of UNB Shares for
         which you elect Stock Consideration
         subject to possible proration.

(6) [ ] For lost certificates, mark this box and complete Box A below.

(7) [ ] For a name change, mark this box and complete Box B below.

(8)  --------------------------------------------
     SIGNATURE OF OWNER

and
     --------------------------------------------
     SIGNATURE OF CO-OWNER, IF ANY

(9)  --------------------------------------------
     DAYTIME PHONE #

     --------------------------------------------
     EVENING PHONE #

You must complete Substitute Form W-9 on the reverse side.

                                     BOX A
                    ELECTION OF LOST UNB SHARE CERTIFICATES


By signing this Form of Election, I certify that I am the lawful owner of the UNB Shares described on this Form of Election. I have made a diligent search for the certificate(s), and I have been unable to find it (them). I hereby agree (for myself, my heirs, assigns and personal representatives), in consideration of the exchange of the UNB Shares represented by the certificate(s), to
completely indemnify, protect and hold harmless           (the "Surety"),
Computershare Trust Company of New York, The PNC Financial Services Group, Inc., United National Bancorp and their respective affiliates (collectively the "Obligees") from and against all losses, costs and damages which the Obligees may be subject to, or liable for, with respect to the cancellation and exchange of the certificate(s). I agree that this Form of Election is delivered to
accompany Bond of Indemnity           underwritten by the Surety to protect the
foregoing Obligees. I agree to surrender the certificate(s) for cancellation if I find it (them) at any time.



  Certificate Nos. of Lost UNB Share Certificate(s)
  ----------------------------------------------------------------------------------
  Replacement Fee Calculation for Lost UNB Share Certificate(s):

                                 $                                 $
  ------------------------    X  Insurance Premium Per Share    =  -----------------
  Shares Lost                                                      Total Premium Due

       Please make your check payable to ____ and enclose with this form.



We will not be able to complete your exchange without this premium. However, the premium will be waived for any holder who lost a certificate or certificates representing an aggregate number of ____ UNB Shares or less.


                                     BOX B
                           CHANGE OF NAME ON ACCOUNT

If you want your shares of The PNC Financial Services Group, Inc. common stock to be issued in another name, fill in this section with the information for the new account name. If you need more room, please use a separate sheet.

                                     BOX C
                              GUARANTEED DELIVERY

If tendered UNB Shares are being delivered pursuant to a notice of guaranteed delivery, provide the following information.

                         MEDALLION SIGNATURE GUARANTEE
--------------------------------------------------------------------------------

--------------------------------------
NAME
(PLEASE PRINT FIRST, MIDDLE & LAST
NAME)

--------------------------------------
ADDRESS (NUMBER & STREET)
                                                                                    --------------------------------------
--------------------------------------    --------------------------------------    DATE OF EXECUTION OF NOTICE OF
ADDRESS (CITY, STATE & ZIP CODE)          SIGNATURE OF CURRENT OWNER                GUARANTEED DELIVERY

--------------------------------------                                              --------------------------------------
NEW ACCOUNT'S SOCIAL SECURITY/            --------------------------------------    NAME OF INSTITUTION THAT GUARANTEED
TAXPAYER ID NO.                           SIGNATURE OF CO-OWNER, IF ANY             DELIVERY

                        (CONTINUED ON THE REVERSE SIDE)

                           DETACH FORM BEFORE MAILING
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
SUBSTITUTE                  PART 1 TAXPAYER IDENTIFICATION NUMBER --
FORM W-9                    Please provide your TIN in the box at right    ---------------------------------------
                            and certify by signing and dating below. If    SOCIAL SECURITY NUMBER
                            awaiting TIN, write "Applied For."             OR
                                                                           ---------------------------------------
                                                                           EMPLOYER IDENTIFICATION NUMBER
                            --------------------------------------------------------------------------------------
DEPARTMENT OF THE TREASURY  PART 2 PAYEES EXEMPT FROM BACKUP WITHHOLDING -- Check the box if you are exempt from
INTERNAL REVENUE SERVICE    backup withholding. [ ]
                            --------------------------------------------------------------------------------------
PAYER'S REQUEST FOR         PART 3 CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
TAXPAYER                        (1) The number shown on this form is my correct taxpayer identification number (or
IDENTIFICATION NUMBER               I am waiting for a number to be issued to me), and
("TIN")
AND CERTIFICATION               (2) I am not subject to backup withholding because: (a) I am exempt from backup
--------------------------          withholding, or (b) I have not been notified by the Internal Revenue Service
NAME (PLEASE PRINT)                 (IRS) that I am subject to backup withholding as a result of a failure to
--------------------------          report all interest or dividends, or (c) the IRS has notified me that I am no
STREET ADDRESS                      longer subject to backup withholding, and
--------------------------
CITY, STATE AND ZIP CODE        (3) I am a U.S. person (including a U.S. resident alien).
                            CERTIFICATION INSTRUCTIONS. You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if, after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
------------------------------------------------------------------------------------------------------------------

SIGNATURE ------------------------------------------                       DATE --------------------
------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO SURRENDERED SHARES. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

            YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number.

Signature ------------------------------ Date -------------------------

                INSTRUCTIONS FOR COMPLETING THE FORM OF ELECTION


     These instructions are for the accompanying Form of Election for the shares of common stock of United National Bancorp ("UNB Shares"). All elections are subject to the terms of the merger agreement that was furnished to shareholders as part of the proxy statement/prospectus dated October 29, 2003.



     As described in the proxy statement/prospectus, we cannot guarantee that you will receive the form of payment that you elect. It is very important that you complete, sign and return the Form of Election to the Computershare Trust Company of New York, the Exchange Agent, before 5:00 P.M., New York City time, on December 1, 2003, the Election Deadline. Please use the enclosed green envelope, addressed to the Exchange Agent, to return the Form of Election, together with all of your UNB Share certificates or submit your shares by book-entry transfer (see below). All UNB Share certificates must be submitted with the Form of Election no matter what election you make, unless the procedure for book-entry transfer is followed (see below). If you tender your UNB Shares to make an election, you will not be able to sell those UNB Shares until after the merger, unless you revoke your election prior to the Election Deadline.


     Any disputes regarding your election or the elections made by other United National shareholders will be resolved by PNC, whose decision will be final for all parties concerned. The Exchange Agent has the absolute right to reject any and all Forms of Election which it determines are not in proper form or to waive defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Form of Election promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

SHARES HELD BY A BROKER, BANK OR OTHER NOMINEE; BOOK-ENTRY TRANSFER

     If some of your shares are held in "street name" by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on what to do with those shares, and follow those instructions. These shares may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the Exchange Agent. These instructions may require that you and your broker, bank or other nominee complete and deliver, to the Exchange Agent, the enclosed Notice of Guaranteed Delivery, along with a duly executed Form of Election. In completing the Notice of Guaranteed Delivery, you or your broker, bank or other nominee should check the applicable box on the Notice of Guaranteed Delivery to indicate that the shares will be tendered by book-entry transfer, and provide the DTC Account Number and Transaction Code Number in the applicable spaces.

ACCOUNT INFORMATION

     The front of the Form of Election shows the registration of your account and the number of shares owned by you as reflected on the records of United National at the time of mailing these instructions.

     Mark through any incorrect address information that is printed in this area on the Form of Election. Clearly print your correct address in the space beside the printed information.

     If you are a trustee, executor, administrator or someone who is acting on behalf of a shareholder and your name is not printed on the Form of Election, you must include your full title and send us proper evidence of your authority to submit the form to exchange the UNB Shares.

ELECTION OPTIONS AND REQUIRED SIGNATURES


     The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your UNB Shares. However, because the number of PNC shares and the amount of cash to be issued in the merger are fixed, we cannot guarantee that you will receive the form of merger consideration that you elect. Shareholders receiving any PNC common stock as consideration in the merger will receive cash in lieu of any fractional shares of PNC common stock. For more information, please refer to the proxy statement/prospectus dated October 29, 2003. Regardless of the option you choose, your stock certificates or notice of guaranteed delivery must be returned with the completed and duly executed Form of Election for your election to be valid. If you do not hold shares in certificated form, you are still required to complete and return the Form of Election (please contact your broker, bank or other nominee for more information).

PAYMENT OPTIONS

     Select from the following options:

     5.  Stock consideration, subject to possible proration.

     6.  Cash consideration, subject to possible proration.

     7. Stock consideration, subject to possible proration, for the number of shares designated by you as being tendered in the space provided on the Form of Election, and cash consideration, subject to possible proration, for the remainder of your shares tendered.

     If you fail to submit a properly completed Form of Election, together with your stock certificates (or a properly completed Notice of Guaranteed Delivery) or complete the procedure for book-entry transfer, prior to the Election Deadline, you will be deemed not to have made an election. As a non-electing holder, you will be paid approximately equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in PNC common stock, or in part cash and in part PNC common stock, depending on the remaining pool of cash and PNC common stock available for paying merger consideration after honoring the cash elections and stock elections that other shareholders have made.

REQUIRED SIGNATURES

     All shareholders listed on the account must sign the Form of Election. Please be sure to include your daytime telephone number.

TAXPAYER IDENTIFICATION NUMBER AND BACKUP WITHHOLDING

     In order to avoid "backup withholding" of federal income tax on payment of the merger consideration, each holder of UNB Shares must, unless an exemption applies, provide the Exchange Agent with such holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 in this Letter of Transmittal and certify, under penalties of perjury, that such TIN is correct, that such shareholder is not subject to backup withholding and that such shareholder is a U.S. person. If a surrendering shareholder is subject to backup withholding, such shareholder must cross out item (2) of the Certification in
Part 3 of the Substitute Form W-9.

     Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the Internal Revenue Service ("IRS"). If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder upon filing an income tax return.

     The surrendering shareholder is required to give the Exchange Agent the TIN (i.e., the social security number or the employer identification number) of the record holder of the UNB Shares. If the UNB Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

     If the surrendering shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such shareholder should write "Applied For" in the space provided for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9, and the shareholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% on all reportable payments made prior to the time a properly certified TIN is provided to the Exchange Agent.

     Certain shareholders (including, among others, all corporations and certain foreign individuals and entities) are exempt from backup withholding. Non-corporate, non-U.S. holders should complete, sign and submit an appropriate Form W-8 in order to avoid backup withholding. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

UNLESS YOU ARE REPORTING LOST CERTIFICATES, ARE CHANGING THE NAME ON YOUR ACCOUNT, OR ARE TENDERING PURSUANT TO A NOTICE OF GUARANTEED DELIVERY, YOU NEED

NOT CONTINUE TO THE BACK OF THE FORM. HOWEVER, BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:

     1. Verify the election you have chosen;

     2. Sign, date and include your daytime phone number;

     3. Verify the Social Security Number or Taxpayer ID Number printed on the form and complete the Substitute Form W-9; and

     4. Include your UNB Share certificates along with the Form of Election in the enclosed green envelope.

BOX A:  ELECTION OF LOST UNB SHARE CERTIFICATES

     Complete Box A if you are unable to locate any or all of the certificates of your UNB Shares tendered.

BOX B:  CHANGE OF NAME ON ACCOUNT

     If you want your shares of PNC common stock registered in, and/or your check made payable to, a name or names different from the name(s) printed on the Form of Election, please follow the instructions below.

     First, print the name(s) and address(es) of the person(s) to receive the shares of PNC common stock and/or check in the space provided. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your UNB Share certificate(s), if applicable, and your Form of Election.

  NAME CHANGE DUE TO MARRIAGE OR TRANSFER OF OWNERSHIP TO ANOTHER INDIVIDUAL:

     1. Obtain a signature guarantee for the shareholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  SHAREHOLDER WHOSE NAME IS PRINTED ON THE FORM OF ELECTION IS DECEASED. YOU ARE THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE:

     1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

     2. Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. ISSUING SHARES AND/OR CHECK TO THE SURVIVOR ONLY:

     1.  Provide a certified (under raised seal) copy of death certificate.

     2. Survivor's signature (signature guarantee is not necessary in this case).

  THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. ISSUING SHARES AND/OR CHECK TO THE SURVIVOR AND ADDING A NAME:

     1.  Provide a certified (under raised seal) copy of death certificate.

     2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents

Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  THE ACCOUNT IS A CUSTODIAL ACCOUNT AND THE FORMER MINOR HAS REACHED THE LEGAL AGE OF MAJORITY:

     1. The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

     2. Provide a certified (under raised seal) copy of the birth certificate for the former minor.

  IF THE REQUEST IS BEING MADE BY THE MINOR WHO HAS NOW REACHED THE AGE OF
  MAJORITY:

     1. The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  YOU WANT TO HAVE THE ACCOUNT REGISTERED IN THE NAME OF A TRUST:

     1. Obtain a signature guarantee for the shareholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

     2.  Provide a copy of the first and last pages of the trust agreement.


     If your circumstances differ from those listed above, or if you have any other questions, please contact the Exchange Agent at (800) 245-7630 (toll free).


BOX C:  NOTICE OF GUARANTEED DELIVERY

     Complete this area if you are not delivering your UNB Share certificate(s) with the Form of Election or the procedure for book-entry transfer cannot be completed on a timely basis and you will be completing the enclosed Notice of Guaranteed Delivery. Shareholders whose certificate(s) for UNB Shares are not immediately available or who cannot deliver their certificates for UNB Shares to the Exchange Agent or the tendering of whose UNB Shares by book-entry transfer cannot be completed on or prior to the Election Deadline may make an effective election for their UNB Shares by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent, together with a properly completed and duly executed Form of Election (or a manually signed facsimile thereof), on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all physically surrendered UNB Shares (or a confirmation evidencing the transfer of all UNB Shares tendered by book-entry transfer), together with any required signature guarantees, and any other documents required by this Form of Election, must be received by the Exchange Agent by 5:00 P.M., New York City time, on the date that is two business days after the Election Deadline. Please read the Notice of Guaranteed Delivery for more information.

                             DELIVERY INSTRUCTIONS

                             The Exchange Agent is:


                    Computershare Trust Company of New York


               For more information, please call (800) 245-7630.




                     By Mail:                                   By Facsimile Transmission:
      (First Class, Registered or Certified)                          (212) 701-7636
      Computershare Trust Company of New York               To Confirm Facsimile Transmission:
                  88 Pine Street                             (For Eligible Institutions Only)
                New York, NY 10005                                    (212) 701-7600

               By Overnight Courier:                                     By Hand:
  (FedEx, Airborne, UPS, DHL, USPS Express Mail)
      Computershare Trust Company of New York
                  88 Pine Street                          Computershare Trust Company of New York
                New York, NY 10005                                    88 Pine Street
                                                                    New York, NY 10005